ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

COMMON STOCK

NO PAR VALUE

COMMON STOCK

Certificate Number

ZQ00000000

PACIFIC CITY FINANCIAL CORPORATION

Shares

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PACIFIC CITY FINANCIAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

THIS CERTIFIES THAT

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 69406T 40 8

SPECIMEN

is the owner of

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Pacific City Financial Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

President and Chief Executive Officer

Secretary

PACIFIC CITY FINANCIAL CORPORATION SEAL MARCH 13, 2007 CALIFORNIA

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

PACIFIC CITY FINANCIAL CORPORATION

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7